CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                                                                    Exhibit 32.1

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Annual Report of KIWI Network Solutions Inc., a Nevada corporation (the "Company"), on Form 10-KSB for the fiscal year ended September 30, 2004, as filed with the Securities and Exchange Commission (the "Report"), Derek Pepler, Acting Chief Executive Officer of the Company do hereby certify, pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sec. 1350), that to his knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By:     /s/  Derek  Pepler
        ----------------------------

Name:   Derek Pepler

Title:  Acting Chief Executive Officer

Date:   January 31, 2005

[A signed original of this written statement required by Section 906 has been provided to KIWI Network Solutions Inc. and will be retained by KIWI Network Solutions Inc and furnished to the Securities and Exchange Commission or its staff upon request.]


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